Exhibit 10.35
FIRST AMENDMENT
TO THE
SOLAR TURBINES INCORPORATED PENSION PLAN
FOR EUROPEAN FOREIGN SERVICE EMPLOYEES
Solar Turbines Incorporated (the “Company”) sponsors the Solar Turbines Incorporated Pension Plan for European Foreign Service Employees (the “Plan”). By a document dated March 24, 2015, the Plan was most recently amended and restated effective January 1, 2015. Pursuant to Article XIII of the Plan, the Company and the Company’s parent, Caterpillar Inc., have reserved the right to amend the Plan, in whole or in part, at any time. By this instrument, Caterpillar Inc. amends the Plan to: (i) provide that benefits will be paid in the form of a lump sum only; (ii) clarify that the Plan will no longer be funded by an insurance contract; and (iii) make certain other clarifying changes deemed appropriate.
1.This First Amendment shall be effective as of January 1, 2020.
2.    Section 1.17 is amended in its entirety to read as follows:
“1.17 ‘Retirement Benefit’ means the benefits provided to Participants and their Beneficiaries in accordance with the applicable provisions of Articles IV, V and VI. The Retirement Benefit will be computed in U.S. Dollars and is paid in U.S. Dollars.”
3.    Section 3.2 is amended in its entirety to read as follows:

“3.2
Early Retirement Date. Each Participant whose employment is terminated prior to his Normal Retirement Date, but after he has attained age 55 and completed at least 10 years of Credited Service or 10 years of continuous service with the Company (whichever is first to occur), may elect to retire with the approval of the Company. Such Participant’s Early Retirement Date shall be the first day of the month next following the month in which such termination of employment occurs. Early Retirement Benefits will be determined in accordance with Article IV.

4.    Article IV is amended to add the following Section 4.6 to the end thereof:

“4.6
Lump Sum Distributions as Normal Form. Notwithstanding the foregoing, effective January 1, 2020, a Participant who has terminated employment with a Vested Percentage and has not commenced his or her benefits prior to January 1, 2020 shall have such benefit paid in the form of a lump sum that is the Actuarial Equivalent of the Participant’s Accrued Benefit.”

5.    Section 6.1 is amended to add the following subsection (F) to the end thereof:

“(F)
Notwithstanding the foregoing, effective January 1, 2020, a Spouse or eligible child that is eligible to receive a benefit pursuant to this Section 6.1 and who has not commenced his or her benefits prior to January 1, 2020 shall have such benefit paid in the form of a lump sum. For purposes of the benefit paid to an eligible child, such benefit will be calculated as though the eligible child is a full-time student.”

6.    Article VIII is amended to remove Sections 8.1, 8.2 and 8.3 and renumbering the rest of the Article (and any cross-references thereto) accordingly.
7.    Section 8.4 (Section 8.1, as renumbered in accordance with this First Amendment) is amended in its entirety to read as follows:

“8.1
Payment Currency. Effective January 1, 2020, the Retirement Benefit will be paid in U.S. Dollars. A Participant or Beneficiary may not elect to have his or her Retirement Benefit converted into any other currency.”

8.    Article IX is amended to remove Section 9.2.
9.    Section 11.1 is amended in its entirety to read as follows:

“11.1
Employer Contributions. The Company is under no obligation to make any contributions under the Plan after the Plan is terminated, whether or not benefits accrued or vested prior to such date or termination have been fully funded.”

10.    Section 14.1 is amended in its entirety to read as follows:

“14.1
For periods before January 1, 2005, this Section is intended to clarify the Plan as in effect since it was established. To the extent that the Company acquires or holds designated assets in connection with its obligation hereunder, the Plan at all times shall nonetheless be entirely unfunded, and the right of a Participant or his Beneficiary to receive benefits under the Plan shall be an unsecured claim against such assets. All amounts accrued by Participants hereunder, or designated assets acquired or held by the Company in connection with its obligation hereunder, shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. To the extent the Company made contributions to an insurance contract, such contributions shall be available to pay the claims of the Company’s general creditors in the event of the Company’s insolvency.”
11.    Section 14.5 is amended in its entirety to read as follows:

“14.5
Subject to Section 14.1, any insurance contract and other designated assets acquired and held by the Company in connection with its obligation hereunder shall be the sole source of benefits under this Plan, and each employee, Participant, Beneficiary, or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to such assets for payment of benefits. The Company shall have no further liability to make or continue from its own funds the payment of any benefit under the Plan.”

12.    This First Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this First Amendment.
IN WITNESS WHEREOF, Caterpillar Inc. has caused this First Amendment to be executed as of this 12th day of December 2019.
CATERPILLAR INC.
/s/ Cheryl H. Johnson
Cheryl H. Johnson
Chief Human Resources Officer

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